Exhibit 99.1

ADVANCED TECHNOLOGY ACQUISITION CORP.

Charter of the Audit Committee

of the Board of Directors

(adopted as of June 3, 2007)

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Company’s Board of Directors (the “Board”) by overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Committee is also responsible for preparing the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of stockholders.

II. Committee Membership

The Committee shall consist of no fewer than three members. Each member of the Committee shall be a member of the Board and shall satisfy the independence and other requirements of The American Stock Exchange (“Amex”) (or, with the approval of the Board, satisfy one or more of the exceptions permitted by Amex), Section 10A(m)(3) (“Standards Relating to Audit Committees”) of the Securities Exchange Act of 1934 (the “Exchange Act”) and all rules and regulations promulgated by the SEC. The Board shall determine from time to time the number of directors that shall constitute the Committee. Each member of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Committee (who may be the same person) shall be a “financial expert” (as defined by the SEC). No member of the Committee may participate in the preparation of the financial statements of the Company or any current subsidiary of the Company, or have so participated in the three years prior to joining the Committee. Notwithstanding the foregoing, the Company may rely on the cure periods specified in Amex Rule 121B)(2)(b) with respect to the size of the Committee and the independence of the Committee members.

The Chairperson of the Committee and the other members of the Committee shall be appointed by the Board. Committee members may be removed and replaced by the Board.

III. Committee Administration

The Committee shall meet at such times and with such frequency as the Committee determines appropriate, but not less frequently than quarterly. Special meetings may be convened as the Committee deems necessary or appropriate. The Committee shall meet separately, periodically, with management, the Company’s internal auditor (or other personnel responsible for the internal audit function) and any independent registered public accounting firm engaged by the Company (the “independent auditors”). The Committee may ask members of management or others to attend meetings of the Committee (or to meet with any member of, or advisors to, the Committee) and provide pertinent information as necessary or desirable. The Committee may adopt such procedures as it deems appropriate and necessary to carry out its duties and responsibilities.

A majority of the members of the Committee shall constitute a quorum to transact business. Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chairperson of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Notice may be by overnight mail, facsimile, electronic mail or any other reasonable means selected by the Chairperson of the Committee. Minutes of each meeting will be kept and distributed to the entire Board.

The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or Amex rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action to be so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any legal, accounting or other advisors engaged by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV. Committee Responsibilities

The Committee shall be directly responsible for the appointment, compensation, retention and oversight (subject, if applicable, to stockholder ratification) of any independent auditors engaged by the firm, including resolution of disagreements between management and the independent auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such independent auditing firm will report directly to the Committee. The Committee shall have the sole authority to approve all audit engagement fees and terms and all permitted non-audit engagements with the independent auditors.

The Committee shall, to the extent required by any law, regulation or Amex rule, approve in advance all audit and permitted non-audit engagements of the Company’s independent auditors. The Committee may delegate to one or more of its members who are independent directors on the Board the authority to approve the performance of audit and permitted non-audit services by the Company’s independent auditors (a “Sub-Committee”). Any decision by a Sub-Committee shall be presented to the full Committee at its next scheduled meeting. Neither the Committee nor any Sub-Committee shall approve any engagements of the Company’s independent auditors with respect to those services set forth in Section 10A(g)(1) through (9) of the Exchange Act (“Prohibited Activities”). In the event the Committee or any Sub-Committee approves any non-audit services by the Company’s independent auditors, such approval shall be disclosed in periodic reports required by Section 13(a) of the Exchange Act. The pre-approval requirement is not applicable with respect to the provision of non-audit services by the Company’s independent auditors where (i) such services were not recognized by the Company at the time of the engagement to be non-audit services, (ii) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the Company’s independent auditors during the fiscal year in which the non-audit services are provided and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee or a Sub-Committee prior to the completion of the audit.

The Committee shall have the sole authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company and to terminate special legal, accounting or other consultants to advise the Committee. The Committee shall have the sole authority to approve such advisors’ fees and other retention terms.

Except as provided above with regard to the independent auditors, the Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate. The Committee may designate any member of the Committee to execute documents on its behalf as the Committee deems necessary or appropriate to carry out its responsibilities hereunder.

The Committee shall make regular reports to the Board and shall review with the Board any issues that arise with respect to (i) the quality or integrity of the Company’s financial statements, (ii) the Company’s compliance with legal or regulatory requirements that may have a material impact on the Company’s financial statements, (iii) the performance and independence of the Company’s independent auditors or (iv) the performance of the internal audit function.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval.

The Committee shall review its own performance annually.

V. Additional Committee Responsibilities

In addition to the foregoing, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statements and Disclosure Matters

1.
Review and discuss with management and the independent auditors the Company’s annual audited financial statements and Annual Report on Form 10-K, including the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and determine whether to recommend to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2.
Review and discuss with management and the independent auditors the Company’s interim unaudited financial statements, including the results of the independent auditors’ review of the interim unaudited financial statements, and Quarterly Reports on Form 10-Q, including the disclosures made under MD&A.

3.
Discuss with management and the independent auditors, and resolve any disagreements between management and the independent auditors with respect to, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.
Review and discuss with management and the independent auditors any report of the independent auditors regarding (a) critical accounting policies and practices to be used by the independent auditors, (b) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors, or (c) any other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

5.
Review and discuss with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements, and (d) the types of information to be disclosed and the types of presentation to be made relating to earnings press releases (paying particular attention to any use of pro forma or adjusted, non-GAAP information), as well as other financial information and earnings guidance provided to analysts and rating agencies.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken.

7.
Review with the independent auditors any audit problems or difficulties and management’s response. The Committee shall regularly discuss with the independent auditors the matters required to be disclosed by, or otherwise described in, Statement of Auditing Standards No. 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. In addition, the Committee shall discuss with the independent registered public accounting firm: (a) the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management; and (b) the management letter provided by the independent auditors and the Company’s response to that letter.

8.	The Committee shall review and discuss earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies.

9.
Review management’s annual report on the Company’s internal control over financial reporting, if required by applicable law, and the independent auditors’ attestation of such report, and recommend to the Board whether such reports should be included in the Company’s Annual Report on Form 10-K.

Oversight of the Company’s Relationship with the Independent Auditors

10.	Review and evaluate the experience and qualifications of the lead partner of the independent auditors team.

11.
Receive and review a report from the independent auditors at least annually regarding (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more independent audits carried out by the firm, (c) all relationships between the independent auditors and their related entities and the Company and its related entities, and (d) any steps taken to deal with any such issues. The Committee shall require the independent auditors to confirm that the report in all respects satisfies the requirements of Independence Standards Board Standard No. 1. The Committee shall discuss the report with the independent auditors, and evaluate the qualifications, performance and independence of the independent auditors, including considering whether the independent auditors’ quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions to the Board and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors.

12.
Consider when, in order to comply with Section 10A(j) of the Exchange Act (“Audit Partner Rotation”) and to assure continuing auditor independence, to rotate the lead audit partner, the audit partner responsible for reviewing the audit or the independent auditing firm itself.

13.
Set clear hiring policies for employees or former employees of the independent auditors who were engaged on the Company’s account. Review the experience and qualifications of the senior management of the Company to ensure that none of them has a relationship with the independent auditors that would compromise the auditors’ independence or otherwise cause the Company or the independent auditors to be in violation of Section 10A(l) (“Conflicts of Interest”) of the Exchange Act.

14.
Obtain assurance from the independent auditors that each audit of the Company’s financial statements has complied with the requirements of Section 10A of the Exchange Act (“Audit Requirements,” as enacted by the Sarbanes-Oxley Act of 2002).

15.	Discuss with the independent auditors the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the senior internal auditing executive or selection and retention of the person or entity to which the internal auditing function is out-sourced.

17.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.
Discuss with the independent auditors the Company’s internal audit department (or contracted outside internal auditor’s) responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Other

19.
Establish and review periodically procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The procedures established pursuant to this paragraph should also be made available for use by persons making reports under the Company’s Code of Ethics and Business Conduct.

20.
Approve the Company’s transactions with directors, executive officers, major stockholders and firms that employ directors, as well as any other related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K, that are identified by the Company in a periodic review of such transactions.

In addition to the activities described above, the Committee will perform such other functions as are necessary or appropriate in its opinion or in the opinion of the Board under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board, including, without limitation, the Company’s Code of Ethics and Business Conduct.

This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and the applicable provisions of the General Corporation Law of the State of Delaware. This Charter may be amended from time to time by the Board.

VI. Limitation of Committee Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, fairly present the information shown or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations or to assure compliance with any law, regulation or Amex rule, or the Company’s Code of Ethics and Business Conduct.

Date: June 3, 2007